 Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

In connection with the amended Annual Report of Medical Billing Assistance, Inc. (the Company") on Form 10-K for the period ended herein as filed with the Securities and Exchange Commission (the "Report"), I. Michael West, Chief Executive and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fully presents, in all material respects, the financial condition and results of operations or the Company.

Medical Billing Assistance, Inc.
Date: February 19, 2010	By:	/s/ Michael West
Michael West
Chief Executive Officer
Chief Financial Officer